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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Datapoint Drive San Antonio, Texas (Address of principal executive offices)	78229 (Zip Code)

Registrant’s telephone number, including area code: (210) 582-2664

American Building Control, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

(a)	Amendments to Articles of Incorporation or By-Laws. On September 22, 2004, the registrant filed a Certificate of Ownership and Merger (the “Certificate”) with the Secretary of State of Delaware pursuant to Section 253 of the Delaware General Corporation Law whereby ABC Merger Corp., a wholly-owned subsidiary of the registrant, was merged with and into the registrant. As part of the merger, the registrant changed its name to MDI, Inc. effective as of the close of business on September 24, 2004. In accordance with the Certificate, the By-Laws of the registrant were amended to reflect the change in the registrant’s name. The registrant’s trading symbol with the NASDAQ National Market (“NASDAQ”) will be changed to MDII effective Monday, September 27, 2004 and the registrant’s name change will also be effective with NASDAQ as of such date.

(b)	Change in Fiscal Year. Not applicable.

Item 8.01. Other Events.

     On September 24, 2004, the registrant issued a press release announcing its name change to MDI, Inc.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated September 24, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2004	MDI, INC. (f/k/a AMERICAN BUILDING CONTROL, INC.)

	By:	/s/ Richard A. Larsen
Richard A. Larsen, Senior Vice President

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 24, 2004.

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